EXHIBIT 32.2

JDS UNIPHASE CORPORATION
CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-K of JDS Uniphase Corporation (the “Company”) for the year ended June 30, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, David Vellequette, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

     This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: September 14, 2006

/s/ DAVID VELLEQUETTE
David Vellequette
Executive Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

430 NORTH MCCARTHY BOULEVARD
MILPITAS, CA 95035
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to JDS Uniphase Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY
If you would like to help reduce the costs incurred by JDSU in mailing proxy materials, with your consent we will send all future proxy materials to you by e-mail, along with a link to JDSU's proxy voting site. To register for electronic delivery of future proxy materials, go to www.proxyvote.com and follow the prompts.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JDSUN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
JDS UNIPHASE CORPORATION

Vote On Directors

1.	To elect THREE Class II Directors

	Nominees:	01)	Richard E. Belluzzo
		02)	Harold L. Covert
		03)	Masood Jabbar

For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below.

☐	☐	☐
Vote On Proposals		For	Against	Abstain

2.	To approve JDS Uniphase Corporation’s Amended and Restated 2003 Equity Incentive Plan.	☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for JDS Uniphase Corporation for the fiscal year ending June 30, 2007.	☐	☐	☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
JDS UNIPHASE CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
November 14, 2006

     The undersigned hereby appoints CHRISTOPHER S. DEWEES and DAVID VELLEQUETTE, or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of JDS Uniphase Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Standard Time on November 14, 2006 at 690 North McCarthy Boulevard, Milpitas, California 95035, or any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE